Exhibit 10.49

THIS AGREEMENT OF SUBLEASE (“Sublease”) made as of the 16th day of April, 2007, by and between REGALE, INC., a North Carolina corporation (“Sublandlord”), and RALEIGH RESTAURANT CONCEPTS, INC., a North Carolina corporation (“Subtenant”).

WITNESSETH:

WHEREAS, Sublandlord has leased the Premises (as hereinafter defined) from Margaret S. Peeler (the “Landlord”) pursuant to a certain Lease Agreement dated February 1, 1992 (the “Original Lease”), as amended by that certain letter agreement dated February 13, 1992 (the “First Amendment”), as further amended by that certain Lease Modification and Extension Agreement dated August 11, 1992 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement dated September 19, 1997 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated January 22, 1998 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated July 12, 1999 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Lease Agreement dated May 21, 2003 (the “Sixth Amendment”) (collectively, the “Prime Lease”). Sublandlord is referred to as the “Tenant” in the Prime Lease; and

WHEREAS, the premises subleased hereby are all of that certain building located at 3210 Yonkers Road, Raleigh, North Carolina, and known as the “Building” at which is located an adult nightclub known as “Thee Dollhouse.” The space subleased hereby is the same space leased to the Sublandlord under the Prime Lease and is hereinafter referred to as the “Premises.” The parties desire by this instrument to establish the terms and conditions upon which Subtenant will sublet the Premises from Sublandlord; and

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Except for: (a) Sections 4 (as to the obligation to contribute 25% of the cost for any tenant improvements) and 5 of the Original Lease; (b) the First Amendment (relating to any right of first refusal); (c) Section 1 of the Second Amendment; (d) Section 2 of the Third Amendment; (e) Section 3 of the Fourth Amendment; (f) Sections 3 and 4 of the Fifth Amendment; and (g) Section 3 of the Sixth Amendment, or as otherwise herein provided, as between Sublandlord and Subtenant, all of the terms, provisions, covenants and conditions contained in the Prime Lease are made a part of this Sublease, Sublandlord being substituted for “Landlord” and Subtenant for “Tenant.” The parties acknowledge and agree that such rights and obligations of Tenant as are contained in the incorporated Prime Lease provisions, and as the same relate to the Premises, during the term of this subletting, are hereby granted to or imposed on Subtenant in the same manner as if Subtenant had been Tenant in same. Notwithstanding the foregoing, this Sublease shall not release Sublandlord from any existing or future duty, obligation or liability to Landlord under the Prime Lease, nor shall this Sublease change, modify, or amend the Prime Lease in any manner, and in the event of any conflict between the terms of the Prime Lease and this Sublease, the express terms of the Prime Lease shall prevail. Sublandlord agrees that Subtenant shall be entitled to receive all services Sublandlord is entitled to receive from Landlord pursuant to the Prime Lease, and Subtenant agrees that Sublandlord shall not be responsible for providing, or ensuring the provision of same. Subtenant expressly acknowledges that Sublandlord is not responsible for complying with any terms of the Prime Lease which, by their nature, are the sole obligations of the Landlord thereunder.

Sublandlord hereby subleases the Premises to Subtenant, on the same terms and conditions upon which said Premises were leased to Sublandlord under the Prime Lease, the same as if all the terms and conditions of the Prime Lease were fully set forth herein, except as set forth in Section 1 of this Sublease or as otherwise expressly set forth herein. During the term of this Sublease, and except as set forth to the contrary herein, Subtenant hereby assumes and agrees to make all payments as hereinafter set forth and perform and fulfill all obligations, covenants and agreements of Sublandlord under the Prime Lease, with respect to the Premises, from and after the date hereof in the same manner as if Subtenant had executed the Prime Lease as tenant on the date hereof.

2. The term of this Sublease (the “Term”) shall commence as of the later of (i) the date which is the first business day after all parties hereto have executed this Sublease (and Guarantor has executed the Guaranty, as such terms are hereinafter defined) and Landlord has consented to this Sublease in writing, or (ii) the 16th day of April, 2007 (the “Commencement Date”), and, unless extended pursuant to the express terms of this Section 2, shall expire on the 31st day of January, 2012 at 5:00 p.m. (the “Expiration Date”), unless sooner terminated in accordance with the terms of this Sublease. Subtenant expressly acknowledges that no right or option to extend or renew the Term, or rights to other space owned or leased by Landlord or Sublandlord (including specifically any right of first refusal), is granted to Subtenant hereunder, nor shall Subtenant be entitled to exercise any such or similar rights afforded under the Prime Lease, except to the extent expressly provided in Section 2 of this Sublease.

Provided that (i) Subtenant is not then in default under the Sublease; and (ii) Sublandlord has the right to similarly extend the term of the Prime Lease, then the Term shall automatically be extended for successive periods of five (5) years each, unless Sublandlord receives written notice from Subtenant of its intent not to extend the Term, such notice to be received no less than twelve (12) months prior to the expiration of the then-existing Term. Sublandlord shall not be required to give Subtenant any notice of its failure to timely exercise its option not to extend. Notwithstanding the foregoing, Subtenant shall not be entitled to extend (and the Term shall not automatically extend) the Term beyond the 31st day of January, 2062 (the “Outside Expiration Date”).

3. The “Rent Commencement Date” shall be the Commencement Date. Commencing on the Rent Commencement Date, Subtenant shall pay base annual rent (“Base Rent”) according to the following schedule:

Rent Commencement Date – 1/31/12	$72,000.00/yr.	$6,000.00/mo.
2/01/12 – 1/31/17	$72,000.00/yr.	$6,000.00/mo.
2/01/17 – 1/31/22	$75,000.00/yr.	$6,250.00/mo.
2/01/22 – 1/31/27	$78,000.00/yr.	$6,500.00/mo.
2/01/27 – 1/31/32	$81,000.00/yr.	$6,750.00/mo.
2/01/32 – 1/31/37	$84,000.00/yr.	$7,000.00/mo.
2/01/37 – 1/31/42	$87,000.00/yr.	$7,250.00/mo.
2/01/42 – 1/31/47	$90,000.00/yr.	$7,500.00/mo.
2/01/47 – 1/31/52	$93,000.00/yr.	$7,750.00/mo.
2/01/52 – 1/31/57	$96,000.00/yr.	$8,000.00/mo.
2/01/57 – 1/31/62	$99,000.00/yr.	$8,250.00/mo.

Base Rent due throughout the Term shall be payable in equal monthly installments, in advance, on or before the date which is ten (10) days in advance of the first day of each calendar month of the Term, except that Subtenant shall pay the first such monthly installment upon the execution hereof. Subtenant shall provide Sublandlord with reasonable documentation (e.g., a copy of the check along with proof of delivery) that such payments have been timely made, within two (2) business days of delivery thereof. If the Rent Commencement Date is a date other than the first day of the month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. All rent and other amounts due under this Sublease shall be paid without demand or notice and without any setoff or deduction whatsoever. All charges, costs and sums (including, without limitation, any governmental assessments) required to be paid by Subtenant to Sublandlord hereunder in addition to Base Rent shall be deemed additional rent (“Additional Rent”), and Base Rent and Additional Rent shall hereinafter be collectively called “Rent.” Subject to Landlord’s consent, Rent shall be paid to or upon the order of Landlord and sent to the following address: Post Office Box 17736, Raleigh, North Carolina 27619, Attn: Barry Sandman. Sublandlord shall have the right to change the Rent payment address (or direct that future Rent payments should be paid to the order of Sublandlord) by giving advance written notice thereof to Subtenant. All payments of Rent shall be made in immediately available, lawful money of the United States.

As of the Rent Commencement Date, Subtenant shall also be responsible for all additional rental (including, without limitation, increases in real estate taxes or Landlord’s insurance costs) required of Sublandlord as Tenant under the Prime Lease. Subtenant shall also procure and pay for its own utilities, as set forth in Section 7 of the Prime Lease. Subtenant acknowledges and agrees that, as between Sublandlord and Subtenant, Sublandlord will not be responsible for any charges under the Prime Lease.

4. Subtenant will not assign this Sublease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Sublandlord and Landlord first obtained, Sublandlord’s consent not to be unreasonably withheld.

5. All notices required or permitted by any provision of the Prime Lease or this Sublease shall be sent via certified mail, return receipt requested or via personal or overnight mail delivery (with proof of delivery requested) and shall be directed to Landlord at the address for notice as set forth in the Prime Lease. Other notices required or permitted by any provision of the Prime Lease or this Sublease shall be directed as follows:

If to Sublandlord:	Regale, Inc.
c/o Sandman & Rosefielde-Keller
7101 Creedmoor Road, Suite 142 Raleigh, North Carolina 27613
Attention: S. Barry Sandman
Facsimile: (919) 847-7335

with a copy to:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
Post Office Box 2611 Raleigh, North Carolina 27602-2611
Attention: Michael P. Saber, Esq.

overnight delivery address:

2500 Wachovia Capitol Center
150 Fayetteville Street Raleigh, North Carolina 27601

If to Subtenant:	Troy Lowrie
VCG Holding Corp.
390 Union St., Suite 540 Lakewood, Colorado 80228
Facsimile: (303) 922-0746

and

Michael L. Ocello
VCG Holding Corp.
1401 Mississippi Avenue, #10 Sauget, Illinois 62201
Facsimile: (681) 271-8384

with a copy to:	Allan S. Rubin, Esq.
Draper, Rubin & Shulman P.L.C.
29800 Telegraph Road Southfield, Michigan 48034
Facsimile: (248) 358-9400

Either party may, at any time or from time to time, designate in writing a substitute address for the above set forth, and thereafter notice shall be directed to such substitute address.

6. This Sublease, and all rights hereunder, are in full respects subordinate to the Prime Lease.

7. Subtenant hereby agrees to execute such other necessary documents and instruments as Sublandlord may hereafter reasonably request in order to effectuate the provisions of the Sublease. In the event that Subtenant is more than one person or entity, the obligations of the persons and entities executing this Sublease as Subtenant shall be joint and several.

8. Landlord’s consent to this Sublease shall not be construed as relieving Sublandlord from the requirement of obtaining Landlord’s consent to any further subleasing or assignment of the Prime Lease, or of creating any rights in Subtenant against Landlord as a result of Landlord’s consent to this Sublease.

9. Subtenant acknowledges and agrees that the Premises are being conveyed on an “as is” basis, and that Sublandlord hereby makes no representation or warranty whatsoever, including specifically the condition thereof or their fitness for a particular purpose. Subtenant shall not alter the Premises without first obtaining Sublandlord’s written approval for such alteration. Subtenant acknowledges that alterations are further subject to the consent of Landlord and Subtenant shall be responsible for obtaining such consent; provided, however, Sublandlord shall cooperate and work with Subtenant to obtain the consent of the Landlord. Except as otherwise agreed upon at the time any such consent is given or specified in the Prime Lease, all alterations shall remain upon the Premises and shall be incorporated in and made a part of the Premises as completed. Subtenant shall be solely responsible for the removal of any of its improvements at the end of the Term, if so requested by Landlord.

10. Subtenant shall be liable for, and shall indemnify, defend and hold Sublandlord and Landlord harmless from and against, any and all claims, damages, judgments, suits, causes of actions, losses, liabilities, and expenses, including, without limitation, attorneys’ fees and court costs to the extent arising or resulting from (a) the negligence or willful misconduct of Subtenant or any of Subtenant’s agents, employees, subtenants, assignees, licensees, or invitees as to injuries to persons or damage to property occurring in or about the Premises and (b) the default by Subtenant of any obligation on Subtenant’s part to be performed under the terms of this Sublease; provided, however, Subtenant’s indemnity shall not apply or extend to any such damage or injury to the extent the same are the result of the gross negligence or willful misconduct of Sublandlord (or Landlord, in the case of Landlord’s indemnity), or Sublandlord’s (or Landlord’s, in the case of Landlord’s indemnity) employees, agents or contractors. In case any action or proceeding is brought against Sublandlord or Landlord by reason of Subtenant’s indemnification obligation set forth in this section, Sublandlord shall have the right to defend same with counsel of Sublandlord’s choice, at Subtenant’s sole cost and expense. The terms and provisions of this section shall survive the termination or expiration of this Sublease.

11. Notwithstanding any provision contained in this Sublease to the contrary, should either party institute any legal proceeding against the other for breach of any provision herein contained and prevail in such action, such other party shall reimburse the prevailing party for the cost of expenses of such prevailing party, including, without limitation, its reasonable attorneys’ fees actually incurred at standard and reasonable billing rates.

12. This Sublease and all provisions contained herein are contingent upon the written approval of Landlord, a specimen form of consent being attached hereto, made a part hereof and incorporated herein.

13. None of the covenants, terms or conditions of this Sublease to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other party.

14. If any term or provision of this Sublease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, but each term and provision of this Sublease shall be valid and shall be enforced to the fullest extent permitted by law.

15. All of the covenants, agreements, conditions and undertakings contained in this Sublease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

16. Sublandlord and Subtenant warrant to the other that neither of them has had any dealings with any broker or agent in connection with the transactions contemplated hereby. Sublandlord and Subtenant covenant to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any other broker or agent, with respect to the transactions contemplated hereby or the negotiation thereof and arising by virtue of the acts of the indemnifying party.

17. No waiver by any party hereto of any breach by the other party hereto of any term, covenant, condition, or agreement herein and no failure by any party hereto to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition, or agreement or of any subsequent breach or of any such term, covenant, condition or agreement.

18. This Sublease constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and this Sublease supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

19. This Sublease may be executed in multiple counterparts, each of which may be deemed to be an original.

20. Sublandlord acknowledges and agrees that Subtenant shall be entitled to such signage rights as are permitted by the Landlord, pursuant to and subject to the conditions of the terms of the Lease.

21. Whenever Sublandlord is required in the Prime Lease to furnish insurance to Landlord, Subtenant agrees to furnish such insurance in the same amounts naming Sublandlord and Landlord as additional insureds with waivers of subrogation in favor of Landlord and Sublandlord, as provided in the Prime Lease. Each such insurance policy shall contain a provision that such policies shall not be cancelled upon less than thirty (30) days prior written notice to Sublandlord. Subtenant will deliver certificates of insurance to Sublandlord (on forms reasonably acceptable to Sublandlord).

22. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit in an amount equal to three (3) months’ Base Rent (the “Security Deposit”), in cash.

If Subtenant is in default, Sublandlord can use the Security Deposit, or any portion of it, to cure such default, and Subtenant shall, within five (5) business days after written notice thereof, pay such amounts expended to Sublandlord so as to maintain the Security Deposit in its initial amount. In the event that Sublandlord terminates this Sublease as a result of Subtenant’s default, Sublandlord shall be entitled to retain the entire balance of the Security Deposit, without prejudice to any other rights that Sublandlord may have under this Sublease or applicable law.

23. The occurrence of any one or more of the following events (“Events of Default,” any one an “Event of Default”) shall constitute a default and breach of this Sublease: (a) failure by Subtenant to make any payment of Rent or fees as and when it shall become due under this Sublease; (b) failure by Subtenant (or Subtenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, and agents) to perform any other promise, duty or obligation herein agreed to by Subtenant, or imposed upon Subtenant (or Subtenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors, or agents) by law; (c) Subtenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency, or file a petition for the appointment of a receiver or trustee for all or substantially all of Subtenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Subtenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement for the benefit of creditors; (d) the abandonment or desertion of the Premises (or any portion thereof) for any reason; (e) the attachment, execution or other judicial seizure of substantially all of Subtenant’s assets located at the Premises or of Subtenant’s leasehold interest in this Sublease, where such seizure is not discharged within sixty (60) days; (f) any default under, or any violation or breach of any agreement, covenant or representation made by Subtenant in, that certain Agreement for the Purchase and Sale of Assets by and among Sublandlord, Subtenant, and Guarantor, dated as of March 23, 2007; (g) any default under, or any violation or breach of any agreement, covenant or representation made by Subtenant in, that certain Indemnification Agreement by and among Sublandlord, Subtenant, and Guarantor, dated as of March 23, 2007; (h) anything which would constitute a default under the Prime Lease (or proximately result in Sublandlord being in default under the Prime Lease); or (i) any default by Subtenant under that certain Lease Agreement for the parking lot adjacent to the Premises by and between Big Deck Parking, LLC and Subtenant, dated as of the date hereof. Upon the occurrence of any Event of Default, Sublandlord may at its option do any one or all of the following: (A) declare all Rent and all other amounts owed to Sublandlord hereunder for the remainder of the Term immediately due and payable; (B) terminate this Sublease without further notice and exercise any rights or remedies available in this Sublease, at law or in equity; (C) repossess the Premises (or portion thereof), with or without terminating this Sublease; (D) seize and hold any personal property of Subtenant (or Subtenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors or agents) located on the Premises and assert against the same a lien for monies due Sublandlord; and/or (E) without obtaining any court authorization, deny Subtenant’s (or Subtenant’s officers, directors, members, subtenants, employees, invitees, licensees, contractors or agents) access to the Premises. Sublandlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or other amounts due hereunder, shall be paid by Subtenant.

Notwithstanding the foregoing, Sublandlord shall give Subtenant written notice of any failure under subsections (b), (f), or (g) above (with no more than fifteen (15) days to cure), provided that Sublandlord shall not be required to provide more than two (2) such notices (including any notices given under incorporated provisions of the Prime Lease) in any twelve (12) month period during the Term.

24. As additional consideration for Sublandlord to enter into this Sublease, Subtenant shall cause VCG Holding Corp., a company incorporated under the laws of Colorado and having an office at 390 Union Street, Suite 540, Lakewood, Colorado 80228 (“Guarantor”), to execute the Guaranty Agreement attached hereto as Exhibit A (the “Guaranty”) and Subtenant shall deliver same to Sublandlord contemporaneously with Subtenant’s execution of this Sublease. Subtenant’s failure to deliver such Guaranty as required in the preceding sentence shall be an automatic event of default under this Sublease, with no notice being necessary to Subtenant, and Sublandlord shall be entitled to exercise any and all rights and remedies available to it hereunder, as well as at law or in equity. Additionally, if Subtenant fails to deliver such Guaranty, Sublandlord, notwithstanding anything to the contrary contained in this Sublease, may terminate this Sublease by providing Subtenant five (5) days advance written notice thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has duly executed this Sublease as of and on the day and year first above written.

ATTEST:	SUBLANDLORD:
REGALE, INC.

	By:	/s/ S. Barry Sandman
	Name:	S. Barry Sandman
	Title:	President

ATTEST:	SUBTENANT:
RALEIGH RESTAURANT CONCEPTS, INC.

	By:	/s/ Micheal L. Ocello
	Name:	Micheal L. Ocello
	Title:	President

CONSENT TO SUBLEASE (LANDLORD)

Landlord is executing this document for the sole purpose of consenting to the Sublease described therein, and the terms thereof, but consent by Landlord to the foregoing Sublease shall not constitute a waiver of the requirement for consent to any other sublease, nor shall Landlord’s consent to the foregoing Sublease create any rights in the Subtenant against Landlord or any privity between the Landlord and the Subtenant named in the Sublease. In the event of any conflict between the provisions set forth in the foregoing Sublease and the provisions of the Prime Lease, the provisions of the Prime Lease shall control with respect the rights and remedies of Landlord. Sublandlord shall remain responsible for its obligations under the Prime Lease.

Landlord further acknowledges and agrees that (i) Subtenant may make Rent payments directly to Landlord, on behalf of Sublandlord; and (ii) notices provided by Landlord to Sublandlord pursuant to the Prime Lease shall be sent to the addresses listed in Section 5 of the Sublease.

ATTEST:	MARGARET S. PEELER

	By:	/s/ Margaret S. Peeler
	Date:	April 16, 2007

EXHIBIT A

GUARANTY AGREEMENT

As a material inducement to Sublandlord to enter into the Sublease, dated April 16, 2007 (as may be amended from time to time, the “Sublease”), between Regale, Inc., as Sublandlord, and Raleigh Restaurant Concepts, Inc., as Subtenant, VCG Holding Corp., the Guarantor (as defined in Section 24 of the Sublease), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Subtenant (and any subtenant and/or assignee) under the Sublease and any extensions, or renewals of and amendments to the Sublease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Subtenant’s obligations under the Sublease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Subtenant and any other guarantor of Subtenant’s obligations. Guarantor waives any right to require Sublandlord to (a) join Subtenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Subtenant’s obligations under the Sublease, or (c) pursue or exhaust any other remedy in Sublandlord’s power. Until all of Subtenant’s obligations to Sublandlord have been discharged in full, Guarantor shall have no right of subrogation against Subtenant. Sublandlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Sublease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Sublease. Without limiting the generality of the foregoing, if Subtenant elects to increase the size of the subleased premises, extend the sublease term, or otherwise expand Subtenant’s obligations under the Sublease, Subtenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Subtenant under the Sublease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Sublandlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Subtenant to Sublandlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of Subtenant’s obligations under the Sublease. The liability of Guarantor under this Guaranty will not be affected by (i) the release or discharge of Subtenant from, or impairment, limitation or modification of, Subtenant’s obligations under the Sublease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (ii) the rejection or disaffirmance of the Sublease in any such proceeding; or (iii) the cessation from any cause whatsoever of the liability of Subtenant under the Sublease. Guarantor shall pay to Sublandlord all costs incurred by Sublandlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Subtenant under the Sublease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Sublandlord in accordance with the terms of the Sublease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Sublease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Sublandlord’s successors and assigns. This Guaranty shall be deemed to be made under and shall be construed in accordance with the laws of the State of North Carolina and the Guarantor agrees any litigation necessary to enforce the rights of any party hereto, including but not limited to the Landlord, Margaret S. Peeler, shall be brought in the State of North Carolina, County of Wake.

GUARANTOR:
VCG Holding Corp., a Colorado corporation

By:	/s/ Micheal L. Ocello
Name:	Micheal L. Ocello
Title:	President
Date:	April 13, 2007
Address:	390 Union St., Suite 540 Lakewood, Colorado 80228